Exhibit 10.9

Waiver Letter

May 9, 2022

Conifer Holdings, Inc.
550 W. Merrill Street
Suite 200
Birmingham, MI 48009

Re:	Waiver re: Amended and Restated Note Purchase Agreement

Gentlemen:

Reference is made to that certain Amended and Restated Note Purchase Agreement dated as of September 25, 2018, as amended on December 13, 2018 and September 25, 2018 (as further amended, modified or revised from time to time, the “Note Purchase Agreement”), among Conifer Holdings, Inc., a Michigan corporation (the “Company”), Elanus Capital Investments Master SP Series 3 (the “Purchaser”) and the other purchasers from time to time party thereto.  Capitalized terms used and not defined herein shall have the meanings assigned to them in the Note Purchase Agreement.

The Company has advised the Purchaser that it violated the provisions of Section 11.1 and 11.6 of the Note Purchase Agreement for period ending March 31, 2022 (the “Covenant Violations”). The Company has requested that the Purchaser waive any Event of Default under the Note Purchase Agreement resulting from the Covenant Violations. The Purchaser hereby waives such Events of Default (“Waiver”).

This Waiver is limited and shall not constitute a waiver or consent with respect to any other current or future departure from the requirements of, violation of, or noncompliance with any provision of the Note Purchase Agreement or a waiver of the Purchaser’s right to insist upon strict compliance with each term, covenant, condition and provision of the Note Purchase Agreement.

Delivery of an executed signature page of this Waiver or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.  The Note Purchase Agreement is confirmed as being in full force and effect.  This Waiver shall be governed by and construed in accordance with the laws of the State of New York.  Sections 22.7 and 22.8 of the Note Purchase Agreement are incorporated herein mutatis mutandis.

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IN WITNESS WHEREOF, the Company and the Purchaser have executed this Waiver as of the date first listed above.

ELANUS CAPITAL INVESTMENTS MASTER SP SERIES 3

By:	/s/ Jon Imundo
Name:	Jon Imundo
Title:	Authorized Signatory

CONIFER HOLDINGS, INC.

By:	/s/ Harold Meloche
Name:	Harold Meloche
Title:	Chief Financial Officer

[Signature Page to Waiver Letter]